UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2013

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Bahnhofstrasse 9, 6341 Baar, Switzerland
(Address of principal executive offices) (Zip Code)

+41 (44) 718 10 30
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective June 18, 2012 we entered into a consulting agreement with Undiscovered Equities Inc., a Florida corporation, to provide investor relations and marketing services to our company. Under the terms of the consulting agreement, Undiscovered Equities Inc. will be paid a monthly fee of US$7,500 plus approved expenses. Effective June 26, 2013, we have also granted to Undiscovered Equities Inc. 750,000 stock options. Of the total, 250,000 stock options may be exercised at a price of US$0.15 per share, 250,000 stock options may be exercised at a price of US$0.30 per share and 250,000 stock options may be exercised at a price of US$0.45 per shares. The options expire on June 26, 2018 and vest over 12 months in quarterly installments following the effective date of the option agreement.

In addition, after our 2013 annual meeting, we agreed to grant to Undiscovered Equities Inc. additional 500,000 stock options that may be exercised at a closing price of our common stock on the grant date. These stock options are to expire on the earlier of (i) the fifth anniversary of the grant date or (ii) 30 days following the expiration or earlier termination of the consulting agreement, and are to vest over 12 months in quarterly installments.

The consulting agreement will terminate on June 17, 2015 unless sooner terminated in accordance to the agreed on terms.

We issued the securities to one U.S. person who is an accredited investor (as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and in issuing these securities to this person we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

A copy of the consulting agreement is attached as exhibit 10.1 to this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided under Item 1.01 is responsive to the information required by this Item 3.02 and is hereby incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2013, Murray Rodgers resigned as a director of our company. Mr. Rodgers’s resignation was not as a result of a disagreement with our company on any matter relating to our operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

10.1	Consulting Agreement dated June 18, 2013 with Undiscovered Equities Inc.

10.2	Form of Stock Option Agreement

99.1	News release dated July 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

By:

/s/ Peter-Mark Vogel
Peter-Mark Vogel
Secretary
Date: July 11, 2013